Exhibit 99.1

First Interstate BancSystem, Inc. Reports Results for Second Quarter 2011

For Immediate Release

Contact:	Marcy Mutch Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	NASDAQ: FIBK www.FIBK.com

First Interstate BancSystem, Inc. reports second quarter 2011 net income available to common shareholders of $9.0 million, or $0.21 per diluted share, as compared to $8.7 million, or $0.20 per diluted share, for first quarter 2011 and $5.8 million, or $0.14 per diluted share, for second quarter 2010.

RESULTS SUMMARY

(Unaudited; $ in thousands, except per share data)

	Three Months Ended			Sequential	Year
	June 30, 2011	March 31, 2011	June 30, 2010	Quarter % Change	Over Year % Change
Net income	$9,854	$9,506	$6,659	3.7%	48.0%
Net income available to common shareholders	9,001	8,662	5,806	3.9%	55.0%
Diluted earnings per common share	0.21	0.20	0.14	5.0%	50.0%
Dividends per common share	0.1125	0.1125	0.1125	0.0%	0.0%
Book value per common share	16.51	16.10	16.12	2.5%	2.4%
Tangible book value per common share*	12.05	11.63	11.61	3.6%	3.8%
Net tangible book value per common share*	13.45	13.04	13.02	3.1%	3.3%
Return on average common equity	5.23%	5.11%	3.42%
Return on average assets	0.54%	0.52%	0.37%
Weighted average common shares outstanding	42,781,894	42,689,390	42,620,563
Weighted average common shares issuable upon exercise of stock options & non-vested stock awards	114,717	170,591	283,433

	Six Months Ended		Year
	June 30, 2011	June 30, 2010	Over Year % Change
Net income	$19,360	$17,789	8.8%
Net income available to common stockholders	17,663	16,092	9.8%
Diluted earnings per common share	0.41	0.43	-4.7%
Dividends per common share	0.2250	0.2250	0.0%
Return on average common equity	5.17%	5.35%
Return on average assets	0.53%	0.50%
Weighted average common shares outstanding	42,735,897	37,133,376
Weighted average common shares issuable upon exercise of stock options & non-vested stock awards	138,031	269,087

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“Our second quarter results were in line with our expectations,” said Lyle R. Knight, President and Chief Executive Officer for First Interstate BancSystem, Inc. “We are pleased to deliver solid year-over-year earnings growth, particularly in light of the challenging economic and regulatory environments we face today. Although we do not expect to see overall loan growth during 2011, we are encouraged to see modest growth in the commercial and agricultural segments of our loan portfolio, which is offsetting the declines we are seeing in the construction portfolio.”

Non-performing assets increased to 4.05% of total assets as of June 30, 2011. “The credit cycle is progressing as we expected in our markets and we are steadily resolving problem assets, particularly in the Flathead, Gallatin Valley and Jackson market areas,” said Mr. Knight. “We believe non-performing assets are currently at or near their peak.”

REVENUE SUMMARY	Three Months Ended			Sequential	Year
(Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010	Quarter % Change	Over Year % Change
Interest income	$73,551	$73,843	$79,867	-0.4%	-7.9%
Interest expense	11,024	12,045	16,691	-8.5%	-34.0%

Net interest income	62,527	61,798	63,176	1.2%	-1.0%

Non-interest income:
Other service charges, commissions and fees	7,768	7,380	7,380	5.3%	5.3%
Service charges on deposit accounts	4,385	4,110	4,759	6.7%	-7.9%
Income from the origination and sale of loans	4,109	3,445	4,186	19.3%	-1.8%
Wealth management revenues	3,483	3,295	3,199	5.7%	8.9%
Investment securities gains, net	16	2	15	700.0%	6.7%
Other income	1,830	1,927	1,498	-5.0%	22.2%

Total non-interest income	21,591	20,159	21,037	7.1%	2.6%

Total revenues	$84,118	$81,957	$84,213	2.6%	-0.1%

Tax equivalent net interest margin ratio	3.84%	3.73%	3.96%

	Six Months Ended		Year
	June 30, 2011	June 30, 2010	Over Year % Change

Interest income	$147,394	$159,366	-7.5%
Interest expense	23,069	34,521	-33.2%

Net interest income	124,325	124,845	-0.4%

Non-interest income:
Other service charges, commissions and fees	15,148	14,252	6.3%
Service charges on deposit accounts	8,495	9,357	-9.2%
Income from the origination and sale of loans	7,554	7,486	0.9%
Wealth management revenues	6,778	6,213	9.1%
Investment securities gains, net	18	42	-57.1%
Other income	3,757	3,195	17.6%

Total non-interest income	41,750	40,545	3.0%

Total revenues	$166,075	$165,390	0.4%

Tax equivalent net interest margin ratio	3.78%	3.98%

Net Interest Income

Net interest income increased during second quarter 2011, as compared to first quarter 2011, due to one additional accrual day. The Company’s net interest margin ratio increased to 3.84% during second quarter 2011, from 3.73% during first quarter 2011, primarily due to decreases in average savings and time deposits combined with an overall reduction in our cost of funds and a shift in the mix of average interest earning assets from deposits in banks to higher-yielding investment securities.

Although net interest income remained stable during the three and six months ended June 30, 2011, as compared to the same periods in 2010, the Company’s net interest margin ratio decreased. Compression in the net interest margin ratio during the six months ended June 30, 2011, compared to the same period in 2010, was attributable to lower yields earned on the Company’s investment and loan portfolios and lower outstanding loan balances, the effects of which were partially offset by a 43 basis point reduction in funding costs.

On July 15, 2011, the Board of Governors of the Federal Reserve and the Federal Deposit Insurance Corporation, or FDIC, issued separate final rules to implement the Dodd-Frank Act mandated repeal of the prohibition against paying interest on demand deposits that became effective on July 21, 2011. Management does not expect this change will have a significant impact on the Company’s consolidated financial statements, results of operations or liquidity.

Non-interest Income

Other service charges, commissions and fees increased during second quarter 2011, as compared to first quarter 2011 and second quarter 2010, primarily due to higher interchange income resulting from higher volumes of debit and credit card transactions. Recent regulation, which becomes effective on October 1, 2011, will reduce the maximum allowable debit card interchange fee per transaction for large issuers. Issuers with less than $10 billion in assets, like the Company, are exempt from limitations on debit card interchange fees, although payment card networks could make other fee adjustments for small issuers. The Company recorded debit card interchange fees of $2.9 million and $5.7 million during the three and six months ended June 30, 2011.

Income from the origination and sale of residential mortgage loans increased during second quarter 2011, as compared to first quarter 2011, primarily due to seasonal fluctuations in new home purchases. Purchased home loan originations accounted for approximately 61% of the Company’s residential real estate loan originations during second quarter 2011, as compared to 44% during first quarter 2011 and 61% during second quarter 2010.

Wealth management revenues increased during second quarter 2011, as compared to first quarter 2011 and second quarter 2010. Wealth management revenues also increased during the six months ended June 30, 2011, as compared to the same period in 2010. These increases were primarily due to new business activity and increases in the market values of assets under trust management.

Fluctuations in other income during second quarter 2011, as compared to first quarter 2011 and second quarter 2010, were primarily due to fluctuations in earnings on securities held under deferred compensation plans.

NON-INTEREST EXPENSE	Three Months Ended			Sequential	Year
(Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010	Quarter % Change	Over Year % Change

Non-interest expense:
Salaries, wages and employee benefits expense	$27,889	$27,702	$27,379	0.7%	1.9%
Occupancy, net	4,013	4,215	3,963	-4.8%	1.3%
Furniture and equipment	3,129	3,220	3,356	-2.8%	-6.8%
Outsourced technology services	2,212	2,241	2,449	-1.3%	-9.7%
FDIC insurance premiums	1,629	2,466	2,667	-33.9%	-38.9%
Other real estate owned expense, net of income	2,042	1,711	2,980	19.3%	-31.5%
Mortgage servicing rights amortization	671	807	1,115	-16.9%	-39.8%
Mortgage servicing rights impairment (recovery)	27	(347)	271	-107.8%	-90.0%
Core deposit intangibles amortization	361	362	440	-0.3%	-18.0%
Other expenses	12,219	10,581	10,806	15.5%	13.1%

Total non-interest expense	$54,192	$52,958	$55,426	2.3%	-2.2%

	Six Months Ended		Year
	June 30, 2011	June 30, 2010	Over Year % Change

Non-interest expense:
Salaries, wages and employee benefits	$55,591	$55,457	0.2%
Occupancy, net	8,228	8,105	1.5%
Furniture and equipment	6,349	6,697	-5.2%
Outsourced technology services	4,453	4,698	-5.2%
FDIC insurance premiums	4,095	5,123	-20.1%
Other real estate owned expense, net of income	3,753	3,521	6.6%
Mortgage servicing rights amortization	1,478	2,248	-34.3%
Mortgage servicing rights impairment (recovery)	(320)	221	-244.8%
Core deposit intangibles amortization	723	879	-17.7%
Other expenses	22,800	21,222	7.4%

Total non-interest expense	$107,150	$108,171	-0.9%

FDIC insurance premiums decreased during second quarter 2011, as compared to first quarter 2011 and second quarter 2010. In February 2011, the FDIC issued a final rule that, among other things, modified the definition of an institution’s deposit insurance assessment base and revised assessment rate schedules. These changes, which became effective April 1, 2011, resulted in a reduction in the Company’s FDIC insurance premiums.

Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties. Second quarter 2011 net OREO expense included $340 thousand of net operating expenses, $2.0 million of fair value write-downs and net gains of $261 thousand on the sale of OREO properties. Approximately 96% of write-downs recorded during the three and six months ended June 30, 2011 related to properties in the Flathead market area.

Decreases in mortgage servicing rights amortization during second quarter 2011, as compared to first quarter 2011 and second quarter 2010, were primarily due to the sale of mortgage servicing rights during fourth quarter 2010 combined with changes in the estimated duration of the loans underlying the Company’s capitalized mortgage servicing rights.

Fluctuations in the fair value of mortgage servicing rights were due to changes in assumptions regarding estimated prepayments of the underlying mortgage loans, which typically correspond with changes in market interest rates. Mortgage interest rates decreased slightly during second quarter 2011, as compared to first quarter 2011, resulting in a slight impairment in the fair value of mortgage servicing rights.

Other expenses increased during second quarter 2011, as compared to first quarter 2011 and second quarter 2010, primarily due to the timing of expenses, most significantly advertising and legal expenses. In addition, annual retention payments for directors aggregating $345 thousand were expensed during second quarter 2011. Other expenses increased during the six months ended June 30, 2011, as compared to the same period in 2010, primarily due higher legal expenses related to collection activities.

ASSET QUALITY	Three Months Ended
(Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010

Allowance for loan losses - beginning of period	$124,446	$120,480	$106,349
Charge-offs	(16,102)	(12,339)	(12,107)
Recoveries	835	1,305	586
Provision	15,400	15,000	19,500

Allowance for loan losses - end of period	$124,579	$124,446	$114,328

	June 30, 2011	March 31, 2011	June 30, 2010
Period end loans	$4,281,260	$4,263,764	$4,562,288
Average loans	4,269,637	4,303,575	4,520,119

Non-performing loans:
Nonaccrual loans	229,662	212,394	139,975
Accruing loans past due 90 days or more	2,194	4,140	7,550
Restructured loans	31,611	33,344	10,588

Total non-performing loans	263,467	249,878	158,113
Other real estate owned	28,323	31,995	42,338

Total non-performing assets	$291,790	$281,873	$200,451

Net charge-offs to average loans (annualized)	1.43%	1.04%	1.02%
Provision for loan losses to average loans (annualized)	1.45%	1.41%	1.73%
Allowance for loan losses to period end loans	2.91%	2.92%	2.51%
Allowance for loan losses to total non-performing loans	47.28%	49.80%	72.31%
Non-performing loans to period end loans	6.15%	5.86%	3.47%
Non-performing assets to period end loans and other real estate owned	6.77%	6.56%	4.35%
Non-performing assets to total assets	4.05%	3.79%	2.77%

The Company’s loan portfolio continued to be adversely impacted by difficult economic conditions in certain of its market areas. The Flathead, Gallatin Valley and Jackson market areas, which are dependent upon resort and second home communities, accounted for approximately 46% of the Company’s non-performing assets as of June 30, 2011, versus only 19% of the Company’s total loans as of the same date.

Net charged-off loans increased during second quarter 2011, as compared to first quarter 2011 and second quarter 2010. Approximately 78% of the loans charged-off during second quarter 2011 were located in the Flathead, Gallatin Valley and Jackson market areas. Additionally, approximately 51% of the loans charged-off during second quarter 2011 were related to six borrowers, including one commercial real estate, two commercial construction and three land development borrowers. Management expects charge-offs to remain elevated in future quarters as previously identified problem loans continue to work through the credit cycle.

As of June 30, 2011, total non-performing loans included $224 million of real estate loans, of which $110 million were construction loans and $86 million were commercial real estate loans. Non-performing construction loans as of June 30, 2011 were comprised of land acquisition and development loans of $68 million, residential construction loans of $18 million and commercial construction loans of $24 million.

The most significant increases in non-performing loans during second quarter 2011, as compared to first quarter 2011, occurred in nonaccrual loans. Approximately $15 million of the increase in nonaccrual loans during second quarter 2011, as compared to first quarter 2011, was related to the loans of one land development borrower. Approximately 67% of the Company’s nonaccrual loans were current with regard to principal payments as of June 30, 2011, as compared to 71% as of March 31, 2011.

OREO decreased during second quarter 2011, as compared to first quarter 2011 and second quarter 2010. During second quarter 2011, the Company recorded additions to OREO of $3 million, wrote down the fair value of OREO properties by $2 million and sold OREO with a net book value of $5 million. As of June 30, 2011, approximately 71% of total OREO was comprised of properties located in the Flathead, Gallatin Valley and Jackson market areas.

Fluctuations in the provision for loan losses result from management’s assessment of the adequacy of the Company’s allowance for loan losses. Management expects quarterly provisions for loan losses to decline as credit quality improves.

Following is a summary of the Company’s credit quality trends since the start of 2009.

CREDIT QUALITY TRENDS

(Unaudited; $ in thousands)

	Provisions for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Loans 30 - 89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790

Following is a summary of the Company’s criticized loans since the start of 2009.

CRITICIZED LOANS

(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443

ASSETS (Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Cash and cash equivalents	$415,491	$680,321	$502,484	-38.9%	-17.3%
Investment securities	2,022,729	1,987,378	1,635,459	1.8%	23.7%
Loans	4,281,260	4,263,764	4,562,288	0.4%	-6.2%
Less allowance for loan losses	124,579	124,446	114,328	0.1%	9.0%

Net loans	4,156,681	4,139,318	4,447,960	0.4%	-6.5%

Other assets	607,890	622,109	639,473	-2.3%	-4.9%

Total assets	$7,202,791	$7,429,126	$7,225,376	-3.0%	-0.3%

LOANS (Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Real estate loans:
Commercial	$1,555,964	$1,553,750	$1,594,780	0.1%	-2.4%
Construction:
Land acquisition & development	312,690	319,573	371,191	-2.2%	-15.8%
Residential	63,364	78,572	122,452	-19.4%	-48.3%
Commercial	76,740	95,623	86,883	-19.7%	-11.7%

Total construction loans	452,794	493,768	580,526	-8.3%	-22.0%

Residential	578,739	561,420	540,255	3.1%	7.1%
Agriculture	177,728	181,513	193,764	-2.1%	-8.3%
Mortgage loans originated for sale	28,498	20,992	48,478	35.8%	-41.2%

Total real estate loans	2,793,723	2,811,443	2,957,803	-0.6%	-5.5%

Consumer:
Indirect consumer loans	413,825	411,908	428,738	0.5%	-3.5%
Other consumer loans	152,704	155,100	193,462	-1.5%	-21.1%
Credit card loans	59,655	58,075	58,574	2.7%	1.8%

Total consumer loans	626,184	625,083	680,774	0.2%	-8.0%

Commercial	724,158	703,837	777,918	2.9%	-6.9%
Agricultural	133,898	121,571	142,279	10.1%	-5.9%
Other loans, including overdrafts	3,297	1,830	3,514	80.2%	-6.2%

Total loans	$4,281,260	$4,263,764	$4,562,288	0.4%	-6.2%

As of June 30, 2011, total loans increased, as compared to March 31, 2011, primarily due to seasonal fluctuations in the commercial and agricultural loan portfolios and the retention of select residential real estate loan production.

As of June 30, 2011, total loans decreased, as compared to June 30, 2010, with all major categories of loans showing decreases except residential real estate loans. Management attributes decreases in loans to a general decline in new home construction in our market areas, particularly in markets dependent upon resort and second home communities including the Flathead, Gallatin Valley and Jackson market areas, sluggish consumer growth amid economic uncertainty, and to a lesser extent, the movement of lower quality loans out of the loan portfolio through charge-off, pay-off or foreclosure.

LIABILITIES (Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Deposits	$5,794,665	$5,931,184	$5,802,322	-2.3%	-0.1%
Securities sold under repurchase agreements	435,039	536,955	453,749	-19.0%	-4.1%
Accounts payable and accrued expenses	35,395	40,400	39,741	-12.4%	-10.9%
Accrued interest payable	11,712	12,162	20,442	-3.7%	-42.7%
Long-term debt	37,480	37,491	38,023	0.0%	-1.4%
Other borrowed funds	5,440	5,522	7,196	-1.5%	-24.4%
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715	0.0%	0.0%

Total liabilities	$6,443,446	$6,687,429	$6,485,188	-3.6%	-0.6%

All outstanding repurchase agreements are with commercial and municipal depositors and are due in one day. Fluctuations in repurchase agreements are primarily the result of changes in liquidity of our customers.

Fluctuations in accounts payable and accrued expenses are primarily due to the timing of corporate income tax payments.

DEPOSITS (Unaudited; $ in thousands)	June 30, 2011	March 31, 2011	June 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,109,905	$1,110,940	$1,040,072	-0.1%	6.7%
Interest bearing:
Demand	1,233,039	1,259,105	1,090,162	-2.1%	13.1%
Savings	1,703,548	1,742,958	1,487,746	-2.3%	14.5%
Time, $100 and over	772,567	825,585	996,478	-6.4%	-22.5%
Time, other	975,606	992,596	1,187,864	-1.7%	-17.9%

Total interest bearing	4,684,760	4,820,244	4,762,250	-2.8%	-1.6%

Total deposits	$5,794,665	$5,931,184	$5,802,322	-2.3%	-0.1%

Deposits decreased slightly as of June 30, 2011, as compared to March 31, 2011 and June 30, 2010. During second quarter 2011, the Company continued to experience a shift in the mix of deposits away from higher-costing time deposits to lower-costing savings, interest bearing demand and non-interest bearing demand deposits.

STOCKHOLDERS’ EQUITY (Unaudited, $ in thousands, except per share data)	June 30, 2011	March 31, 2011	June 30, 2010	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders’ equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders’ equity	686,948	682,049	668,302	0.7%	2.8%
Accumulated other comprehensive income, net	22,397	9,648	21,886	132.1%	2.3%

Total stockholders’ equity	$759,345	$741,697	$740,188	2.4%	2.6%

Book value per common share	$16.51	$16.10	$16.12	2.5%	2.4%
Tangible book value per common share*	$12.05	$11.63	$11.61	3.6%	3.8%
Net tangible book value per common share *	$13.45	$13.04	$13.02	3.1%	3.3%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

On June 13, 2011, the Company declared a quarterly dividend to common shareholders of $0.1125 per share. This dividend was paid on July 15, 2011 to shareholders of record as of July 1, 2011.

CAPITAL RATIOS (Unaudited)	June 30, 2011		March 31, 2011	June 30, 2010
Tangible common stockholders’ equity to tangible assets*	7.38%		6.90%	7.06%
Net tangible common stockholders’ equity to tangible assets*	8.24%		7.74%	7.93%
Tier 1 common capital to total risk weighted assets	10.56%		10.40%	9.56%
Leverage ratio	9.69	%**	9.34%	9.43%
Tier 1 risk-based capital	14.03	%**	13.85%	12.87%
Total risk-based capital	16.01	%**	15.83%	14.81%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders’ equity to tangible assets.
**	Preliminary estimate - may be subject to change.

As of June 30, 2011, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.

Second Quarter 2011 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2011 results at 11:00 a.m. Eastern Time (9:00 a.m. MDT) on Tuesday, July 26, 2011. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MDT) on July 26, 2011 through August 27, 2011 by dialing 1-877-344-7529 (using conference ID 10001664). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 71 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company’s market areas.

Cautionary Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company’s level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company’s actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:

•	credit losses;

•	concentrations of real estate loans;

•	economic and market developments, including inflation;

•	commercial loan risk;

•	adequacy of the allowance for loan losses;

•	impairment of goodwill;

•	changes in interest rates;

•	access to low-cost funding sources;

•	increases in deposit insurance premiums;

•	inability to grow business;

•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;

•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

•	sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act;

•	changes in or noncompliance with governmental regulations;

•	effects of recent legislative and regulatory efforts to stabilize financial markets;

•	dependence on the Company’s management team;

•	ability to attract and retain qualified employees;

•	failure of technology;

•	reliance on external vendors;

•	disruption of vital infrastructure and other business interruptions;

•	illiquidity in the credit markets;

•	inability to meet liquidity requirements;

•	lack of acquisition candidates;

•	failure to manage growth;

•	competition;

•	inability to manage risks in turbulent and dynamic market conditions;

•	ineffective internal operational controls;

•	environmental remediation and other costs;

•	failure to effectively implement technology-driven products and services;

•	litigation pertaining to fiduciary responsibilities;

•	capital required to support the Company’s bank subsidiary;

•	soundness of other financial institutions;

•	impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks;

•	inability of our bank subsidiary to pay dividends;

•	change in dividend policy;

•	lack of public market for our Class A common stock;

•	volatility of Class A common stock;

•	voting control of Class B stockholders;

•	decline in market price of Class A common stock;

•	dilution as a result of future equity issuances;

•	uninsured nature of any investment in Class A common stock;

•	anti-takeover provisions;

•	controlled company status; and

•	subordination of common stock to Company debt.

A more detailed discussion of each of the foregoing risks is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed February 28, 2011. These factors and the other risk factors described in the Company’s periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could harm the Company’s results. Investors and others are encouraged to read the more detailed discussion of the Company’s risks contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS

(Unaudited, $ in thousands)

	June 30, 2011	March 31, 2011	June 30, 2010
Assets
Cash and due from banks	$130,413	$120,814	$169,461
Federal funds sold	1,764	3,108	5,164
Interest bearing deposits in banks	283,314	556,399	327,859

Total cash and cash equivalents	415,491	680,321	502,484

Investment securities:
Available-for-sale	1,873,864	1,841,281	1,500,659
Held-to-maturity (estimated fair values of $153,448, $147,401 and $136,782 as of June 30, 2011, March 31, 2011 and June 30, 2010, respectively)	148,865	146,097	134,800

Total investment securities	2,022,729	1,987,378	1,635,459

Loans	4,281,260	4,263,764	4,562,288
Less allowance for loan losses	124,579	124,446	114,328

Net loans	4,156,681	4,139,318	4,447,960

Premises and equipment, net of accumulated depreciation	186,529	185,702	193,551
Goodwill	183,673	183,673	183,673
Company-owned life insurance	74,080	73,545	72,395
Accrued interest receivable	33,588	32,380	38,429
Other real estate owned, net of write-downs	28,323	31,995	42,338
Mortgage servicing rights, net of accumulated amortization and impairment reserve	13,218	13,284	16,232
Deferred tax asset	10,466	19,112	—
Core deposit intangibles, net of accumulated amortization	8,080	8,441	9,672
Other assets	69,933	73,977	83,183

Total assets	$7,202,791	$7,429,126	$7,225,376

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,109,905	$1,110,940	$1,040,072
Interest bearing	4,684,760	4,820,244	4,762,250

Total deposits	5,794,665	5,931,184	5,802,322

Securities sold under repurchase agreements	435,039	536,955	453,749
Accounts payable and accrued expenses	35,395	40,400	39,741
Accrued interest payable	11,712	12,162	20,442
Long-term debt	37,480	37,491	38,023
Other borrowed funds	5,440	5,522	7,196
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715

Total liabilities	6,443,446	6,687,429	6,485,188

Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	265,639	264,932	263,317
Retained earnings	421,309	417,117	404,985
Accumulated other comprehensive income, net	22,397	9,648	21,886

Total stockholders’ equity	759,345	741,697	740,188

Total liabilities and stockholders’ equity	$7,202,791	$7,429,126	$7,225,376

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, $ in thousands, except per share data)

	Three Months ended
	June 30, 2011	March 31, 2011	June 30, 2010
Interest income:
Interest and fees on loans	$61,475	$62,391	$67,501
Interest and dividends on investment securities:
Taxable	10,649	9,911	10,931
Exempt from federal taxes	1,194	1,171	1,173
Interest on deposits in banks	227	367	257
Interest on federal funds sold	6	3	5

Total interest income	73,551	73,843	79,867

Interest expense:
Interest on deposits	8,903	9,871	14,496
Interest on securities sold under repurchase agreements	171	237	229
Interest on other borrowed funds	—	—	1
Interest on long-term debt	495	489	509
Interest on subordinated debentures held by subsidiary trusts	1,455	1,448	1,456

Total interest expense	11,024	12,045	16,691

Net interest income	62,527	61,798	63,176
Provision for loan losses	15,400	15,000	19,500

Net interest income after provision for loan losses	47,127	46,798	43,676

Non-interest income:
Other service charges, commissions and fees	7,768	7,380	7,380
Service charges on deposit accounts	4,385	4,110	4,759
Income from the origination and sale of loans	4,109	3,445	4,186
Wealth management revenues	3,483	3,295	3,199
Investment securities gains, net	16	2	15
Other income	1,830	1,927	1,498

Total non-interest income	21,591	20,159	21,037

Non-interest expense:
Salaries, wages and employee benefits	27,889	27,702	27,379
Occupancy, net	4,013	4,215	3,963
Furniture and equipment	3,129	3,220	3,356
Outsourced technology services	2,212	2,241	2,449
FDIC insurance premiums	1,629	2,466	2,667
Other real estate owned expense, net of income	2,042	1,711	2,980
Mortgage servicing rights amortization	671	807	1,115
Mortgage servicing rights impairment (recovery)	27	(347)	271
Core deposit intangibles amortization	361	362	440
Other expenses	12,219	10,581	10,806

Total non-interest expense	54,192	52,958	55,426

Income before income tax expense	14,526	13,999	9,287
Income tax expense	4,672	4,493	2,628

Net income	9,854	9,506	6,659
Preferred stock dividends	853	844	853

Net income available to common shareholders	$9,001	$8,662	$5,806

Basic earnings per common share	$0.21	$0.20	$0.14
Diluted earnings per common share	$0.21	$0.20	$0.14

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, $ in thousands, except per share data)

	Six Months ended
	June 30, 2011	June 30, 2010
Interest income:
Interest and fees on loans	$123,866	$134,395
Interest and dividends on investment securities:
Taxable	20,560	22,133
Exempt from federal taxes	2,365	2,339
Interest on deposits in banks	594	481
Interest on federal funds sold	9	18

Total interest income	147,394	159,366

Interest expense:
Interest on deposits	18,774	29,774
Interest on securities sold under repurchase agreements	408	423
Interest on other borrowed funds	—	2
Interest on long-term debt	984	1,428
Interest on subordinated debentures held by subsidiary trusts	2,903	2,894

Total interest expense	23,069	34,521

Net interest income	124,325	124,845
Provision for loan losses	30,400	31,400

Net interest income after provision for loan losses	93,925	93,445

Non-interest income:
Other service charges, commissions and fees	15,148	14,252
Service charges on deposit accounts	8,495	9,357
Income from the origination and sale of loans	7,554	7,486
Wealth management revenues	6,778	6,213
Investment securities gains, net	18	42
Other income	3,757	3,195

Total non-interest income	41,750	40,545

Non-interest expense:
Salaries, wages and employee benefits	55,591	55,457
Occupancy, net	8,228	8,105
Furniture and equipment	6,349	6,697
Outsourced technology services	4,453	4,698
FDIC insurance premiums	4,095	5,123
Other real estate owned expense, net of income	3,753	3,521
Mortgage servicing rights amortization	1,478	2,248
Mortgage servicing rights impairment (recovery)	(320)	221
Core deposit intangibles amortization	723	879
Other expenses	22,800	21,222

Total non-interest expense	107,150	108,171

Income before income tax expense	28,525	25,819
Income tax expense	9,165	8,030

Net income	19,360	17,789
Preferred stock dividends	1,697	1,697

Net income available to common shareholders	$17,663	$16,092

Basic earnings per common share	$0.41	$0.43
Diluted earnings per common share	$0.41	$0.43

AVERAGE BALANCE SHEETS

(Unaudited, $ in thousands)

	For the three months ended
	June 30, 2011			March 31, 2011			June 30, 2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1)(2)	$4,269,637	$61,926	5.82%	$4,303,575	$62,836	5.92%	$4,520,119	$67,964	6.03%
Investment securities (2)	2,019,187	12,533	2.49	1,948,422	11,758	2.45	1,586,080	12,780	3.23
Interest bearing deposits in banks	359,446	227	0.25	587,804	367	0.25	407,656	257	0.25
Federal funds sold	3,871	6	0.62	2,242	3	0.54	4,408	5	0.45

Total interest earnings assets	6,652,141	74,692	4.50	6,842,043	74,964	4.44	6,518,263	81,006	4.98
Non-earning assets	617,221			622,539			679,514

Total assets	$7,269,362			$7,464,582			$7,197,777

Interest bearing liabilities:
Demand deposits	$1,263,466	$847	0.27	$1,249,283	$834	0.27	$1,116,216	$870	0.31
Savings deposits	1,711,210	1,753	0.41	1,744,747	2,000	0.46	1,465,527	2,327	0.64
Time deposits	1,780,542	6,303	1.42	1,874,515	7,037	1.52	2,209,155	11,299	2.05
Repurchase agreements	469,459	171	0.15	569,881	237	0.17	465,573	229	0.20
Other borrowed funds	5,459	—	—	5,695	—	—	5,562	1	0.07
Long-term debt	37,485	495	5.30	37,496	489	5.29	38,170	509	5.35
Subordinated debentures held by by subsidiary trusts	123,715	1,455	4.72	123,715	1,448	4.75	123,715	1,456	4.72

Total interest bearing liabilities	5,391,336	11,024	0.82	5,605,332	12,045	0.87	5,423,918	16,691	1.23

Non-interest bearing deposits	1,089,909			1,070,744			982,053
Other non-interest bearing liabilities	47,791			51,013			60,457
Stockholders’ equity	740,326			737,493			731,349

Total liabilities and stockholders’ equity	$7,269,362			$7,464,582			$7,197,777

Net FTE interest income		$63,668			$62,919			$64,315
Less FTE adjustments (2)		(1,141)			(1,121)			(1,139)

Net interest income from consolidated statements of income		$62,527			$61,798			$63,176

Interest rate spread			3.68%			3.57%			3.75%

Net FTE interest margin (3)			3.84%			3.73%			3.96%

Cost of funds, including non-interest bearing demand deposits (4)			0.68%			0.73%			1.05%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.
(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.
(3)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.
(4)	Calculated by dividing total interest on total interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

AVERAGE BALANCE SHEETS

(Unaudited, $ in thousands)

	For the six months ended June 30,
	2011			2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1)(2)	$4,286,512	$124,762	5.87%	$4,511,518	$135,324	6.05%
Investment securities (2)	1,984,000	24,291	2.47	1,539,216	25,822	3.38
Interest bearing deposits in banks	472,994	594	0.25	381,312	481	0.25
Federal funds sold	3,061	9	0.59	10,796	18	0.34

Total interest earnings assets	6,746,567	149,656	4.47	6,442,842	161,645	5.06
Non-earning assets	619,837			683,664

Total assets	$7,366,404			$7,126,506

Interest bearing liabilities:
Demand deposits	1,256,414	1,681	0.27%	1,114,857	1,709	0.31%
Savings deposits	1,727,886	3,753	0.44	1,443,953	4,643	0.65
Time deposits	1,827,269	13,340	1.47	2,233,631	23,422	2.11
Repurchase agreements	519,392	408	0.16	460,125	423	0.19
Othered borrowed funds	5,577	—	—	6,016	2	0.07
Long-term debt	37,490	984	5.29	54,606	1,428	5.27
Subordinated debentures held by by subsidiary trusts	123,715	2,903	4.73	123,715	2,894	4.72

Total interest bearing liabilities	5,497,743	23,069	0.85	5,436,903	34,521	1.28

Non-interest bearing deposits	1,080,379			970,966
Other non-interest bearing liabilities	49,395			61,964
Stockholders’ equity	738,887			656,673

Total liabilities and stockholders’ equity	$7,366,404			$7,126,506

Net FTE interest income		$126,587			$127,124
Less FTE adjustments (2)		(2,262)			(2,279)

Net interest income from consolidated statements of income		$124,325			$124,845

Interest rate spread			3.62%			3.78%

Net FTE interest margin (3)			3.78%			3.98%

Cost of funds, including non-interest bearing demand deposits (4)			0.71%			1.09%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.
(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.
(3)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.
(4)	Calculated by dividing total interest on total interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders’ equity to tangible assets; (iv) net tangible common stockholders’ equity to tangible assets; and (v) tangible assets.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders’ equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders’ equity divided by shares of common stock outstanding. The Company’s goodwill as of June 30, 2011 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders’ equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets.

For purposes of computing net tangible common stockholders’ equity to tangible assets, net tangible common stockholders’ equity equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders’ equity to tangible assets is calculated as net tangible common stockholders’ equity divided by tangible assets.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution’s capital strength since they eliminate intangible assets from stockholders’ equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders’ equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company’s performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

NON-GAAP FINANCIAL MEASURES (Unaudited; $ in thousands except share and per share data)	June 30, 2011	March 31, 2011	June 30, 2010
Total stockholders’ equity (GAAP)	$759,345	$741,697	$740,188
Less goodwill and other intangible assets (excluding mortgage servicing rights)	191,792	192,155	193,391
Less preferred stock	50,000	50,000	50,000

Tangible common stockholders’ equity (Non-GAAP)	$517,553	$499,542	$496,797
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499

Net tangible common stockholders’ equity (Non-GAAP)	$578,052	$560,041	$557,296

Common shares outstanding	42,964,921	42,961,253	42,803,349

Book value per common share	$16.51	$16.10	$16.12
Tangible book value per common share	$12.05	$11.63	$11.61
Net tangible book value per common share	$13.45	$13.04	$13.02

Total assets (GAAP)	$7,202,791	$7,429,126	$7,225,376
Less goodwill and other intangible assets (excluding mortgage servicing rights)	191,792	192,155	193,391

Tangible assets (Non-GAAP)	$7,010,999	$7,236,971	$7,031,985

Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.38%	6.90%	7.06%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.24%	7.74%	7.93%

First Interstate BancSystem, Inc.

P.O. Box 30918 Billings, Montana 59116 (406) 255-5390

www.FIBK.com